Exhibit 10.43

                               Marcus & Millichap

                               PURCHASE AGREEMENT


THIS DOCUMENT IS MORE THAN A RECEIPT FOR MONEY. IT IS INTENDED TO BE A LEGALLY BINDING AGREEMENT. READY IT CAREFULLY.

Marcus & Millichap Real Estate Investment Brokerage Company ("Agent"), as agent for Ki Hong Kim and Hoo Hyung Kim ("Seller") has received from Zions Management and Development ("Buyer") the sum of Fifty Thousand Dollars ($50,000.00) in the form of a check which has been deposited with First American Title Company, Reno, NV, Escrow $196,388-TD. This sum is a deposit ("Deposit") to be applied to the purchase price of that certain real property (referred to as the ("Property") located in the City of Sparks, County of Washoo, State of Nevada, and more particularly described as follows:

Best Western McCarran Inn - a 220 room full service hotel located at 55 E. Nugget Ave., Sparks, NV 89431. APN NO.'s: 034-101-08 and 034-101-25. Purchase includes all of Seller's rights, title and interest, together with leases, contracts, all transferable licenses or permits and all associated improvement, furniture, fixtures, inventory (consisting of linens, paper goods, cleaning and operating supplies), historical business and marketing records in existence on the Closing Date, and other personal property, in the Best Western McCarran House. The sale shall not include any cash (house bank, operating bank accounts, etc.) accounts receivable, proceeds thereof or other rights to the payment of money arising out of operations prior to closing, nor any accounts payable or other liabilities of the Seller. Inventory of stock in trade related to food and beverage shall be taken at the time of possession and Buyer shall pay the amount thereof.

                              TERMS AND CONDITIONS

Seller agrees to sell the Property, and Buyer agrees to purchase the Property, on the following terms and conditions:

1) PURCHASE PRICE. The purchase price for the Property is five million four hundred thousand dollars ($5,400,000.00). Buyer's Deposit shall be delivered to Agent upon Seller's execution of this Purchase Agreement (the "Agreement"). Agent shall deliver and deposit same in escrow as provided in Paragraph 3 below. The balance of the purchase price shall be payable at close of escrow pursuant to the terms stated below.

2) DOWN PAYMENT: A) Buyer shall make a cash down payment of eight hundred thousand dollars ($800,000.00) or B) ---------------------- ---------- .

3) ESCROW: Within three (3) calendar days after (A) x the Effective Date (as defined in Paragraph 35 below) (B) , the date contingencies (as specified in paragraph(s) are removed. Seller's Agent shall open escrow with First American Title Company, Tina Donovan, Reno, NV (the "Escrow Holder") by the simultaneous deposit of a copy of this Agreement and Buyer's Deposit with Escrow Holder. If alternative (B) above is checked, Agent shall hold the Deposit in Agent's trust account until escrow is opened. Seller and Buyer agree to prepare and execute such escrow instructions as may be necessary and appropriate to close the transaction within thirty-three (33) calendar days from the date escrow is opened. Should said instructions fail to be executed as required, Escrow Holder shall and is hereby directed to close escrow pursuant to the terms and conditions of this Agreement. Close of escrow (or the "Closing Date", which shall mean the date on which the deed transferring title is recorded) shall occur on or before March 10, 1998. Escrow fee shall be paid by Buyer and Seller 50/50. All other closing costs shall be paid in accordance with the custom in the country in which the Property is located.

4) PRORATIONS: Rents, real property taxes, premiums on insurance acceptable to Buyer, interest on any debt being assumed or taken subject to by Buyer, and any other expenses of the Property shall be prorated as of the Closing Date. Security deposits, advance rentals, and the amount of any future lease credits shall be credited to Buyer. The amount of any bond or assessment which is a lien and not customarily paid with real property taxes shall be (select one "X") x paid assumed by Seller.



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                                             Buyers Initials -- Sellers Initials



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TITLE: Promptly after the Effective Date of this Agreement, Seller shall procure and cause to be delivered to Buyer a preliminary title report issued by First American Title Co., Reno, NV (the "Title Company") on the Property. Within twenty-one (21) calendar days following receipt thereof, Buyer shall either approve in writing the exceptions contained in said title report or specify in writing any exceptions to which Buyer reasonably objects. If Buyer objects to any exceptions, Seller shall, within seven (7) calendar days after receipt of Buyer's objections, deliver to Buyer written notice that either (i) Seller will, at Seller's expense, attempt to remove the exception(s) to which Buyer has objected before the Closing Date or (ii) Seller is unwilling or unable to eliminate said exception(s). If Seller fails to so notify Buyer or is unwilling or unable to remove such exception by the Closing Date, Buyer may elect to terminate this Agreement and receive back the entire Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement; or alternatively, Buyer may elect to purchase the Property subject to such exception(s).

     Seller shall convey by grant deed to Buyer (or to such other person or entity as Buyer may specify) marketable fee title subject only to the exceptions approved by Buyer in accordance with this Agreement. Title shall be insured by a standard California Land Title Association owner's policy of title insurance issued by the Title Company in the amount of the purchase price with premium paid by Seller. Any additional premium for Extended ALTA coverage and survey, if required, shall be paid by Buyer.

6) FINANCING CONTINGENCIES:

6.1) PURCHASE SUBJECT TO/ASSUMPTION OF FIRST: Buyer shall (select on "X") xx purchase the Property subject to assume the existing promissory note (the ("First Note") and first deed of trust in favor of Dr. Oh. Said First Note has a present unpaid principal balance of approximately three million five hundred thousand dollars ($3,500,000.00), bears interest at the rate of percent ( %) per year (select on "X") fixed rate other, and is current payable in monthly installments of principal and interest of dollars ($ ), due in (----------------------------------------------------- -----------
     ------------------ -------) years. If Buyer is to take subject to the First Note, Seller shall provide Buyer, within ten (10) calendar days following the Effective Date documentary evidence issued by the lender verifying the last payment received by the lender and current balance of the First Note. If Buyer is to assume and fails to qualify to assume the First Note and deed of trust within ( ) calendar days following the Effective Date, this transaction shall be null and void and the entire Deposit shall be returned to Buyer. Seller agrees to furnish to Buyer, on or before the Closing Date, a beneficiary statement from the holder of the First Note which shall (a) specify the unpaid balance of the First Note as of the Closing Date and (b) state that there is no default under the First Note or under any instrument securing its payment. In the event the unpaid principal balance of said First Note shall be more or less than the amount stated, the difference shall be adjusted in the down payment due upon the Closing Date. Buyer agrees to pay to the holder of the First Note an assumption fee, if any, not to exceed percent ( %) of the existing principal balance of the First Note. In the event the assumption fee is greater than percent ( %), Seller agrees to pay the additional fee. If assumption is elected, Buyer shall submit a written application to assume the First Note to the lender within ( ) calendar days of the Effective Date and shall authorize said lender to confirm in writing to Seller that said application has been received.

6.2) AGENT CARRIES BACK THIRD: A portion of the balance of the purchase price in the amount of one hundred thirty-five thousand dollars ($135,000.00) shall be evidenced by a promissory note secured by a third deed of trust to be executed by Buyer in favor of Agent and delivered to Agent upon the Closing Date. Said note shall bear interest at the rate of ten percent (10%) per year, (select one "X") x fixed rate other, and shall be payable as follows: monthly payments, interest only. Said note shall be due and payable twelve (12) calendar months from the Closing Date and shall be prepayable, principal and/or interest, at any time, and from time to time, in whole or in part, without premium, notice, or penalty. Said note shall be on standard title company forms and shall be (select one "X") assumable assumable one time only x not assumable.

6.3) SELLER CARRIES BACK FOURTH: The remaining balance of the purchase price in the amount of eight hundred fifty-five thousand dollars ($855,000.00) shall be evidenced by a promissory note secured by a fourth deed of trust to be executed by Buyer in favor of Seller and delivered to Seller upon the Closing Date. Said note shall bear interest at the rate of ten percent (10%) per year (select one "X") x fixed rate other, and shall be payable as follows: monthly payments, interest only. Said note shall be due and payable twelve (12) calendar months from the Closing Date and shall be prepayable, principal and/or interest, at any time, and from time to time, in whole or in part, without premium, notice, or penalty. Said note shall be on standard title company forms and shall be (select one "X") assumable assumable one time only x not assumable.

7)   PEST CONTROL CONTINGENCIES:



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                                             Buyers Initials -- Sellers Initials

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7)   1NO PEST  CONTROL  CONTINGENCY  - "AS IS" Buyer has  conducted  Buyer's own investigation with regard to possible infestation and/or infection by wood-destroying pests or organisms and agrees to purchase the Property in its present condition. Buyer acknowledges that Buyer is not relying upon any representations or warranties made by Seller or Agent, regarding the presence or absence of such infestation or infection.

8)   INSPECTION CONTINGENCIES:

8.1) BOOKS AND RECORDS: Seller agrees to provide Buyer with items a through g listed below within seven (7) calendar days ----------- ------ - following the Effective Date:

     a. All rental agreements, leases, service contracts, insurance policies, latest tax bill(s) and other written agreements or notices which affect the Property.

     b.   All available historical operating statements of the Property.

     c. For commercial properties, copies of whatever documents the Seller may have regarding the financial condition, business prospects or prospective continued occupancy of any tenant (including but not limited to financial statements, credit reports, etc.).

     d.   All notes and security instruments affecting the Property.

     e. A complete and current rent roll, including a schedule of all tenant deposits and fees.

     f. A written inventory of all items of Personal Property to be conveyed to Buyer at close of escrow.

     g. The following items, if readily available to Seller: all available reports, studies, documents affecting the property.

     Buyer shall acknowledge receipt of those items in writing. Buyer shall have twenty-one (21) calendar days following receipt thereof to review and approve in writing each of these items. If Buyer fails to approve these items within the specified time, this Agreement shall be rendered null and void, Buyer's entire deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder.

8.2) PHYSICAL INSPECTION: Buyer shall have twenty-one (21) calendar days following the Effective Date to inspect the physical condition of the Property, including, but not limited to the soil conditions and the presence or absence of lead-based paint and other hazardous materials on or about the Property, and to notify the Seller in writing that Buyer approves same. Buyer shall bear the cost for any reports or studies required by Buyer. If Buyer fails to approve the physical condition of the Property within the specified time, this Agreement shall be null and void, Buyer's entire deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder, except that Buyer shall release to Seller copies of any reports or studies which Buyer has caused to be performed.

9)   DEPOSIT INCREASE: not applicable.

10) DEPOSIT TRANSFER: Buyer's Deposit shall remain in trust, if held by Agent, or in escrow if previously deposited in escrow, until removal of the inspection contingencies set forth in paragraph(s) 8.1, 8.2 hereof. Upon removal of said contingencies, Buyer's Deposit shall be delivered to escrow by Agent (if same has been held in trust by Agent); a grant deed duly executed by Seller, sufficient to convey title to Buyer, shall be delivered to escrow by Seller; and Buyer and Seller shall execute escrow instructions directing the Escrow Holder to release immediately from escrow and deliver to Seller Buyer's entire Deposit (including increases, if any). Seller shall hold Buyer's Deposit subject to the remaining terms and conditions of this Agreement. If the Property is made unmarketable by Seller, or acts of God, the Deposit shall be returned to Buyer and deed shall be returned to Seller.

11)  ESTOPPEL CERTIFICATE CONTINGENCIES (Leased Properties):

11.1) ESTOPPEL CERTIFICATES NOT APPLICABLE.

12) PRORATIONS: Rent, real estate and personal property taxes, premiums on insurance acceptable to Buyer, interest on any debt being assumed or taken subject to by Buyer, water and other utility charges, transferable licenses and deposits shall be prorated as of the Closing Date. The amount of any bond or assessment which is a lien and not customarily paid with real property taxes shall be (select one "X") xx paid assumed by Seller. Additionally, all income received and accruable for lodging utilized prior to 12:00 noon of the Closing Date, and all operating expenses, including wages, accruable to 12:00 noon on the Closing Date shall be for Seller's account, and all income and expense accruable after such times shall be for the account of Buyer. All pro-rations shall be based upon a thirty day month, 360 day year.

13) PERSONAL PROPERTY: Title to any personal property to be conveyed to Buyer in connection with the sale of the Property shall be conveyed to Buyer by Bill of Sale on the Closing Date free and clear of all encumbrances (except those approved by Buyer as provided above). The price of these items shall be included in the Purchase Price for the Property, and Buyer agrees to accept all such personal property in "as is" condition.


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                                             Buyers Initials -- Sellers Initials

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14)  CONDITION OF  PROPERTY:  It is  understood  and agreed that the Property is being sold "as is" that Buyer has, or will have prior to the Closing Date, inspected the Property; and that neither Seller nor Agent makes any representation or warranty as to the physical condition or value of the Property or its suitability for Buyer's intended use.

                                             Buyers Initials -- Sellers Initials

15) RISK OF LOSS: Risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer. In the event that the improvements on the Property are destroyed or materially damaged between the Effective Date of this Agreement and the date title is conveyed to Buyer, Buyer shall have the option of demanding and receiving back the entire Deposit and being released from all obligations hereunder, or alternatively, taking such improvements as Seller can deliver. Upon Buyer's physical inspection and approval of the Property, Seller shall maintain the Property through close of escrow in the same condition and repair as approved, reasonable wear and tear excepted.

16) POSSESSION: Possession of the Property shall be delivered to Buyer on Closing Date.

17) LIQUIDATED DAMAGE: By placing their initials immediately below, Buyer and Seller agree that it would be impracticable or extremely difficult to fix actual damages in the event of a default by Buyer, and that the amount of Buyer's Deposit hereunder (as same may be increased by the terms hereof) is the parties' reasonable estimate of Seller's damages in the event of Buyer's default, and that upon Buyer's default in its purchase obligations under this agreement, not caused by any breach by Seller, Seller shall be released from its obligations to sell the Property and shall return Buyer's Deposit (as same may be increased by the terms hereof) as liquidated damages, which shall be Seller's sole and exclusive remedy in law or at equity for Buyer's default.

                                             Buyers Initials -- Sellers Initials

18) SELLER EXCHANGE: Buyer agrees to cooperate should Seller elect to sell the Property as part of a like-kind exchange under IRO Section 1081. Seller's contemplated exchange shall not impose upon Buyer any additional liability or financial obligation, and Seller agrees to hold Buyer harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Seller's ability to acquire a suitable exchange property or effectuate an exchange. In the event any exchange contemplated by Seller should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

19) BUYER EXCHANGE: Seller agrees to cooperate should Buyer elect to purchase the Property as part of a like-kind exchange under IRO Section 1031. Buyer's contemplated exchange shall not impose upon Seller any additional liability or financial obligation and Buyer agrees to hold Seller harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Buyer's ability to dispose of its exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

20)  DISCLOSURE OF REAL ESTATE LICENSURE:

20.1)The ------------- in this transaction is a licensed real estate agent acting as a principal, and is associated ------------------------ with, a licensed real estate broker. ---------------------------------

21) AUTHORIZATION: Buyer and Seller authorize Agent to disseminate sales information regarding this transaction, including the purchase price of the Property.

22)  AGENCY DISCLOSURE:

22.1)EXCLUSIVE  LISTING:  Marcus & Millichap  Real Estate  Investment  Brokerage
     Company is the exclusive listing broker of the property that is the subject of this transaction. Under Nevada law, Marcus & Millichap represents the Seller as the Seller's agent. Marcus & Millichap also has procured the Buyer in this transaction. Marcus & Millichap is not the agent of the Buyer; however, Marcus & Millichap does have the following alternative legal obligations to the Buyer:

     a. Diligent exercise of reasonable skill and care in the performance of its duties.

     b.   A duty of honest and fair dealing and good faith.

     c. A duty to disclose all facts known to it materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Buyer.

23) OTHER BROKERS: Buyer and Seller agree that, in the event any broker other than Agent or a broker affiliated with Agent is involved in the disposition of the Property, Agent shall have no liability to Buyer or Seller for the acts or omissions of such other broker, who shall not be deemed to be a subagent of Agent.


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24)  LIMITATION  OF LIABILITY:  Except for Agent's  gross  negligence or willful
     misconduct,   Agent's  liability  for  any  breach  or  negligence  in  its performance of this Agreement shall be limited to the greater of $50,000 or the amount of compensation actually received by Agent in any transaction hereunder.

25) SCOPE OF AGENT'S AUTHORITY AND RESPONSIBILITY: Agent shall have no authority to bind either Buyer or Seller to any modification or amendment of this Agreement. Agent shall not be responsible for performing any due diligence or other investigation of the Property on behalf of either Buyer or Seller, or for providing either party with professional advice with respect to any legal, tax, engineering, construction or hazardous materials issues. Except for maintaining the confidentiality of any information regarding Buyer or Seller's financial condition and any future negotiations regarding the terms of this Purchase Agreement, Buyer and Seller agree that their relationship with Agent is at arms' length and is neither confidential nor fiduciary in nature.

26) BROKER DISCLAIMER: Buyer and Seller acknowledge that, except as otherwise expressly stated herein, Agent has not made any investigation, determination, warranty or representation with respect to any of the following: (a) the financial condition or business prospects of any tenant, or such tenant's intent to continue or renew its tenancy in the Property;
     (b) the legality of the present or any possible future use of the Property under any federal, state or local law; (c) pending or possible future action by any governmental entity or agency which may affect the Property;
     (d) the physical condition of the Property, including but not limited to, soil conditions, the structural integrity of the improvements, and the presence or absence of fungi or wood-destroying organisms; (e) the accuracy or completeness of income and expense information and projections of square footage figures, and of the basis of leases, options, and other agreements affecting the Property; (f) the possibility that lease, options or other documents exist which affect or encumber the Property and which have not been provided or disclosed by Seller; or (g) the presence or location of any hazardous materials on or about the Property, including, but not limited to, asbestos, PCB's, or toxic, hazardous or contaminated substances, and underground storage tanks.

     Buyer agrees that investigation and analysis of the foregoing matters is Buyer's sole responsibility and that Buyer shall not hold Agent responsible therefor. Buyer further agrees to reaffirm its acknowledgment of this disclaimer at close of escrow and to confirm that it has relied upon no representations of Agent in connection with its acquisition of the Property.

                                             Buyers Initials -- Sellers Initials

27)  LEAD-BASED PAINT HAZARDS: not applicable.

28) ARBITRATION OF DISPUTES: If a controversy arises with respect to the subject matter of this Purchase Agreement or the transaction contemplated herein (including but not limited to the parties' rights to the Deposit or the payment of commissions as provided herein), Buyer, Seller and Agent agree that such controversy shall be settled by final, binding arbitration in accordance with the Commercial Arbitration Rules of the American
     Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. 8 of 7 Buyers Initials Sellers Initials -- -------- Notice: By initialing in the space below you are agreeing to have any dispute arising out of the matters included in the "Arbitration of Disputes" provision decided by neutral arbitration as provided by Nevada law and you are giving up any rights you might possess to have the dispute litigated in court or jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal, unless such rights are specifically included in the "Arbitration of Disputes" provision. If you refuse to submit to arbitration after agreeing to this provision, you may be compelled to arbitrate under the authority of the Nevada Code of Civil Procedure. Your agreement to this arbitration provision is voluntary.

     We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the "Arbitration of Disputes" provision to neutral arbitration.

                                             Buyers Initials -- Sellers Initials

29) SUCCESSORS & ASSIGNS: This Agreement and any addenda hereto shall be binding upon and insure to the benefit of the heirs, successors, agents, representatives and assigns of the parties hereto.

30) ATTORNEYS' FEES: In any litigation, arbitration or other legal proceeding which may arise between any of the parties hereto, including Agent, the prevailing party shall be entitled to recover its costs, including costs of arbitration, and reasonable attorneys' fees in addition to any other relief for which such party may be entitled.

31)  TIME: Time is of the essence of this Agreement.

32) NOTICES: All notices required or permitted hereunder shall be given to the parties in writing (with a copy to Agent) at their respective addresses as set forth below. Should the date upon which any act required to be performed by this Agreement fall on a Saturday, Sunday or holiday, the time for performance shall be extended to the next business day.



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                                             Buyers Initials -- Sellers Initials


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33)  FOREIGN INVESTOR DISCLOSURE:  Seller and Buyer agree to execute and deliver any instrument, affidavit or statement, and to perform any act reasonably necessary to carry out the provisions of this Foreign Investment in Real Property Tax Act and regulations promulgated thereunder.


34) ADDENDA: Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties wit regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either express or implied, except as set forth herein. Any future modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

35) ACCEPTANCE AND EFFECTIVE DATE: Buyer's signature hereon constitutes an offer to Seller to purchase the Property on the terms and conditions set forth herein. Unless acceptance hereof is made by Seller's execution of this Agreement and delivery of a fully executed copy to Buyer, either in person or by mail at the address shown below, on or before February 5, 1998, this offer shall be null and void, the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder. Delivery shall be effective upon personal delivery to Buyer or Buyer's agent, or, if by mail, on the next business day following the date of postmark. The "Effective Date" of this Agreement shall be the latter of (a) the date on which Seller executes this Agreement, or (b) the date of or written acceptance (by either Buyer or Seller) of the final counter-offer submitted by the other party.

36) GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

37)  OTHER TERMS AND CONDITIONS:

     1. Seller will retain $110,000 of equity in the Property. Seller's equity will increase by a prorated ten percent (10%) per year. For example, at the end of 12 months after the Closing Date, Seller's equity will be $121,000. At the end of 24 months, Seller's equity will be $133,100. At the end of 36 months after the Closing Date, Seller's equity will be $146,410, and so forth until Buyer pays Seller for Seller's equity. Buyer shall pay Seller's equity off when the first mortgage (existing All Inclusive Trust Deed) is retired. Buyer agrees to pay off the first mortgage on or before 36 months after the Closing Date.

     2. Buyer shall give Seller and Agent an unconditional personal guarantee securing all payments to be made under the Notes and Deeds of Trust, to be executed prior to the Close of Escrow.

     3. Buyer shall assume all existing contracts and leases affecting the Property, copies of which shall be provided to Buyer as part the due diligence documents.

     4. Within three calendar days of execution, Buyer shall submit to Seller a copy of Buyer's current financial statements (Balance Sheet, Profit & Loss Statement, Tax Return). Seller shall have three calendar days to disapprove in writing Buyer's financial ability to perform under the terms of this contract, in which case Buyer's deposit shall be returned to Buyer and neither party shall have any further obligation to each other.

     5.   Best Western transfer fees, if any, shall be paid by Buyer.

     6. Buyer shall pay to Seller 98% of the value of the Accounts Receivable at the Close of Escrow.

     7. Close of Escrow is subject to Seller obtaining authorization from Dr. Oh for Seller to bring Buyer in as a 90% partner and agreement from Dr. Oh that the existing Note will not be accelerated. In the event Dr. Oh authorizes a full assumption of the existing note without requiring Seller to remain on title, Buyer agrees to pay Seller's $110,000 equity in cash to Seller at the Close of Escrow.



                                     6 of 7

                                             Buyers Initials -- Sellers Initials

THE PARTIES ARE ADVISED TO CONSULT THEIR RESPECTIVE ATTORNEYS WITH REGARD TO THE LEGAL EFFECT AND VALIDITY OF THIS PURCHASE AGREEMENT.

The undersigned Buyer hereby offers and agrees to purchase the above described Property for the price and upon the terms and conditions herein stated.

This offer is made by Buyer to Seller on this day of February, 1998. The undersigned Buyer hereby acknowledges receipt of an executed copy of this Agreement, including the Agency Disclosure contained in Paragraph 22 above.

BUYER: --------------------------  ADDRESS:------------------------------------
Zions Management and Development


               SELLERS ACCEPTANCE AND AGREEMENT TO PAY COMMISSION

The undersigned Seller accepts the foregoing offer and agrees to sell the Property to Buyer for the price and on the terms and conditions stated herein. Seller acknowledges receipt of an executed copy of this Agreement and authorizes Agent to deliver an executed copy to Buyer.

Seller reaffirms its agreement to pay to Agent a real estate brokerage commission pursuant to the terms of that certain Representation Agreement between Agent and Seller on file, which shall remain in full force and effect. Said commission is payable in full on the Closing Date and shall be paid in cash through escrow. Escrow Holder is directed to make such payment to Agent from Seller's proceeds of sale. The provisions of this paragraph may not be amended or modified without the written consent of Agent.

Seller acknowledges and agrees that payment of said commission is not contingent upon the closing of the transaction contemplated by this Agreement, and that, in the event completion of the sale is prevented by default of Seller, then Seller shall immediately be obligated to pay to Agent the entire commission. Seller agrees that in the event completion of the sale is prevented by default of Buyer, then Seller shall be obligated to pay to Agent an amount equal to one half of any damages on other monetary compensation (including liquidated damages) collected from Buyer by suit or otherwise as a consequence of Buyer's default, if and when such damages or other monetary compensation are collected; provided, however, that the total amount paid to Agent by Seller shall not in any case exceed the brokerage commission hereinabove set forth. Seller acknowledges and agrees that the existence of any direct claim which Agent may have against Buyer in the event of Buyer's default shall not alter or in any way limit the obligations of Seller to Agent as set forth herein.

SELLER: --------------------------  ADDRESS:------------------------------------
        Ki Hong Kim

DATE: --------------------------    TELEPHONE:----------------------------------


SELLER: --------------------------  ADDRESS:------------------------------------
        Hoo Hyung Kim

DATE: --------------------------    TELEPHONE:----------------------------------


Agent accepts and agrees to the foregoing.

AGENT:  MARCUS & MILLICHAP REAL ESTATE INVESTMENT BROKERAGE
        COMPANY

BY: ------------------------------  ADDRESS:------------------------------------
    Kenneth Blomsterberg

DATE: --------------------------    TELEPHONE:----------------------------------


--------------------------------------------------------------------------------
NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL OR TAX EFFECT OR VALIDITY OF ANY PROVISION OF THIS PURCHASE AGREEMENT. A REAL ESTATE BROKER IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS. IF YOU DESIRE LEGAL, FINANCIAL OR TAX ADVICE, CONSULT YOUR ATTORNEY, ACCOUNTANT OR TAX ADVISOR.
--------------------------------------------------------------------------------



                                     7 of 7

                                             Buyers Initials -- Sellers Initials

                         ADDENDUM TO PURCHASE AGREEMENT

This document is an addendum ("Addendum") to the Purchase Agreement ("Agreement") between Ki Hong Kim and Hoo Hyung Kim ("Seller") and Zions Management and Development ("Buyer") executed by Buyer on the 5th day of February, 1998 for that certain real property located at Best Western McCarran Inc., a 220 room full service hotel located at 55 E. Nugget Ave., Sparks, NV 89431.

The provisions of this Addendum are hereby added to and incorporated in the Terms and Conditions in the aforementioned Agreement. Any provision of this Addendum which is not numbered and fully completed shall have in force or effect.

1.   Purchase price is $5,250,000.
2.   Down payment is $800,000.
3. Buyer will close subject to the existing Notes and Seller will carry a Third Trust Deed for the balance of the Purchase Price per the terms of the Purchase Agreement.
4. Agent's commission is reduced to $195,000 to be paid in cash at the Close of Escrow.
5.   Close of Escrow is on or before March 10, 1998.
6. Buyer shall immediately increase the deposit to $100,000, which shall be applied toward the Purchase Price.
7.   Escrow is -----------------------------
8. Seller hereby removes all contingencies and Buyer's deposit is hereby nonrefundable.
9. Close of Escrow is conditioned on Dr. Oh's approval of Buyer's closing "Subject To" the existing Note, per the Purchase Agreement.
10. Buyer shall submit to Seller, for Dr. Oh's approval, a list of proposed improvements to be made to the Property.




                                   ACCEPTANCE

The undersigned Buyer, Seller and Agent accept and agree to the foregoing.

BUYER: s/s [Illegible], CFO                      2/28/98
       --------------------------------  DATE: -------------------------------
       Zion Management and Development

SELLER: -------------------------------  DATE: -------------------------------
        Ki Hong Kim

SELLER: -------------------------------  DATE: -------------------------------
        Koo Hyung Kim



AGENT:  MARCUS & MILLICHAP REAL ESTATE INVESTMENT BROKERAGE
        COMPANY

BY: ----------------------------------  DATE: ---------------------------------
    Kenneth Blomsterberg



--------------------------------------------------------------------------------
NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL EFFECT OR VALIDITY OF ANY PROVISION OF THIS ADDENDUM. A REAL ESTATE BROKER IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS. IF YOU DESIRE LEGAL, FINANCIAL, OR TAX ADVICE, CONSULT YOUR ATTORNEY, ACCOUNTANT OR TAX ADVISOR.
--------------------------------------------------------------------------------



                                     1 of 1

                                             Buyers Initials -- Sellers Initials

                         ADDENDUM TO PURCHASE AGREEMENT

This document is an addendum ("Addendum") to the Purchase Agreement ("Agreement") between Ki Hong Kim and Hoo Hyung Kim ("Seller") and Zions Management and Development ("Buyer") executed by Buyer on the 5th day of February, 1998 for that certain real property located at Best Western McCarran Inc., a 220 room full service hotel located at 55 E. Nugget Ave., Sparks, NV 89431.

The provisions of this Addendum are hereby added to and incorporated in the Terms and Conditions in the aforementioned Agreement. Any provision of this Addendum which is not numbered and fully completed shall have in force or effect.

1.   Purchase price is $5,250,000.
2.   Down payment is $800,000.
3. Buyer will close subject to the existing Notes and Seller will carry a Third Trust Deed for the balance of the Purchase Price per the terms of the Purchase Agreement.
4. Agent's commission is reduced to $195,000 to be paid in cash at the Close of Escrow.
5.   Close of Escrow is on or before March 10, 1998.
6. Buyer shall immediately increase the deposit to $100,000, which shall be applied toward the Purchase Price.
7.   Escrow is -----------------------------
8. Seller hereby removes all contingencies and Buyer's deposit is hereby nonrefundable.
9. Close of Escrow is conditioned on Dr. Oh's approval of Buyer's closing "Subject To" the existing Note, per the Purchase Agreement.
10. Buyer shall submit to Seller, for Dr. Oh's approval, a list of proposed improvements to be made to the Property.





                                   ACCEPTANCE

The undersigned Buyer, Seller and Agent accept and agree to the foregoing.

BUYER: s/s [Illegible], CFO                    2/28/98
       --------------------------------  DATE: -------------------------------
       Zion Management and Development

SELLER: /s/ [Illegible]                        Feb. 27, 1998
       -------------------------------  DATE: -------------------------------
        Ki Hong Kim

SELLER: -------------------------------  DATE: -------------------------------
        Koo Hyung Kim



AGENT:  MARCUS & MILLICHAP REAL ESTATE INVESTMENT BROKERAGE
        COMPANY

BY: ----------------------------------  DATE: ---------------------------------
    Kenneth Blomsterberg



--------------------------------------------------------------------------------
NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL EFFECT OR VALIDITY OF ANY PROVISION OF THIS ADDENDUM. A REAL ESTATE BROKER IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS. IF YOU DESIRE LEGAL, FINANCIAL, OR TAX ADVICE, CONSULT YOUR ATTORNEY, ACCOUNTANT OR TAX ADVISOR.
--------------------------------------------------------------------------------



                                     1 of 1

                                             Buyers Initials -- Sellers Initials

                        ADDENDUM TO PURCHASE AGREEMENT OF
                          BEST WESTERN - SPARKS, NEVADA

6.1 Subject to terms and conditions of note being accepted. These were omitted from Purchase Agreement.

14. After an inspection of the Property by Buyer and its representative, Buyer can elect to cancel agreements, during the due diligence period, based upon the findings of the inspection, if negotiations with the Seller cannot resolve the concerns.

20.1 Section needs to be completed.

37.6 Buyer shall pay to the Seller 98% of the value of the Accounts Receivable less than 90 days old at the Close of Escrow. Any Accounts Receivable over 90 days are the responsibility of the Seller.



/s/ [Illegible]                                 2/6/98
-----------------------------------------       -----------------------------
Buyer Zions Management & Development Co.        Date


-----------------------------------------       -----------------------------
Seller                                          Date